Exhibit 99.(j)(ii)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the EIC Value Fund, Quality Dividend Fund, Insight Investment Grade Bond Fund and Mount Lucas U.S. Focused Equity Fund dated September 1, 2017, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the EIC Value Fund, Quality Dividend Fund, Insight Investment Grade Bond Fund and Mount Lucas U.S. Focused Equity Fund dated September 1, 2017, and to the incorporation by reference of our reports dated June 29, 2017 in Post-Effective Amendment No. 169 to the Registration Statement of FundVantage Trust (Form N-1A) (File No. 333-141120) on the financial statements and financial highlights of EIC Value Fund, Quality Dividend Fund, Insight Investment Grade Bond Fund and Mount Lucas U.S. Focused Equity Fund (four of the portfolios constituting FundVantage Trust) (the “Funds”), included in the Funds’ Annual Reports to shareholders for the year ended April 30, 2017.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 28, 2017